------------------------------------------------------------------------------


                      SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549-1004
                            ----------------------


                                   FORM 8-K

                            ----------------------


                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of report (Date of earliest event reported) April 26, 2001
                                --------------


                             Global Crossing Ltd.
              (Exact Name of Registrant as Specified in Charter)

                                --------------


        Bermuda                    001-16201                 98-0189783
    (State or Other         (Commission File Number)        (IRS Employer
    Jurisdiction of                                       Identification No.)
    Incorporation)



 Wessex House, 45 Reid Street, Hamilton Bermuda                    HM12
   (Address of Principal Executive Offices)                      (Zip Code)



       Registrant's telephone number, including area code (441) 296-8600
                                --------------



 ------------------------------------------------------------------------------

Item 5.  Other Events.

     On April 26, 2001, Global Crossing Ltd. ("Global Crossing") announced that it and Citizens Communications Company ("Citizens") had amended their existing Stock Purchase Agreement relating to the sale of Global Crossing's incumbent local exchange carrier ("ILEC") business, acquired as part of its acquisition of Frontier Corporation in September 1999. The amendment provided for, among other things, (i) an acceleration of the anticipated closing date for the transaction and (ii) an adjustment to the purchase price, which reflects a reduction in the amount of cash to be received by Global Crossing at closing in connection with the transaction from $3.65 billion to $3.5 billion, subject to adjustments concerning closing date liabilities and working capital balances, and a $100 million credit, which will be applied against future services to be rendered to Citizens over a five year period.

     On April 26, 2001, Global Crossing also announced that the New York Public Service Commission had approved the sale of the ILEC business to Citizens and that, assuming the receipt of all remaining regulatory approvals, the transaction was expected to be completed in June 2001.

     A copy of the Global Crossing press release, dated April 26, 2001, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

         (c)   Exhibits.

               99.1 Press Release of Global Crossing Ltd., dated April 26, 2001

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GLOBAL CROSSING LTD.



                                           By: /s/ Dan J. Cohrs
                                               -----------------------------
                                           Name:   Dan J. Cohrs
                                           Title:  Executive Vice President
                                                   and Chief Financial Officer

Dated:  April 27, 2001

                                 EXHIBIT INDEX


   Exhibit No.                                  Description


      99.1         Press Release of Global Crossing Ltd., dated April 26, 2001